UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[✓]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

FUEL TECH INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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FUEL TECH ANNUAL MEETING
PROPOSAL 1. ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS OF FUEL TECH
PROPOSAL 2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3. APPROVAL OF DEFERRED COMPENSATION PLAN FOR DIRECTORS
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
Report of Compensation and Nominating Committee
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2006 TO NAMED EXECUTIVE OFFICERS
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2006 FOR NAMED EXECUTIVE OFFICERS
OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END FOR NAMED EXECUTIVE OFFICERS (1)
DIRECTOR COMPENSATION
SUMMARY DIRECTORS COMPENSATION TABLE FISCAL YEAR 2006
DIRECTORS OUTSTANDING STOCK OPTIONS AT 2006 FISCAL YEAR END
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GENERAL
Deferred Compensation Plan for Directors

FUEL TECH, INC.
512 Kingsland Drive, Batavia Illinois 60510

Notice of Annual Meeting of Stockholders
To be Held May 23, 2007

To the Stockholders of Fuel Tech, Inc.:

The annual meeting of stockholders of Fuel Tech, Inc., a Delaware corporation (“Fuel Tech”), will be held Wednesday, May 23, 2007, at 10:00 a.m. at the Donald E. Stephens Convention Center, 5555 North River Road, Rosemont, Illinois 60018, to consider and vote on the following items, each of which is explained in the attached Proxy Statement. We have enclosed a proxy card for your use in voting.

1. To elect nine (9) directors;

2. To ratify the appointment of Grant Thornton LLP as Fuel Tech’s independent registered public accounting firm;

3. To approve the adoption of Fuel Tech’s Deferred Compensation Plan for Directors; and

4. To transact any other business that may properly come before the meeting or at any adjournment thereof.

Only stockholders of record at the close of business on March 27, 2007 are entitled to vote at the Meeting.

The Annual Report for 2006 is enclosed with this Notice of Meeting and Proxy Statement.

FUEL TECH, INC.

Charles W. Grinnell
Secretary

April 15, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS REQUESTED THAT YOU PROMPTLY FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ENCLOSED POST PAID ENVELOPE.

FOR INTERNET OR TELEPHONE VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE VOTING INSTRUCTION FORM.

If you send a written request with your return address to Fuel Tech “Attention: Stockholder Relations” at the address printed on the Notice of Meeting, Fuel Tech will mail to you without charge a complete copy of its Annual Report on Form 10-K for the year ended December 31, 2006 including financial statements and related schedules but without exhibits in the form in which it was filed with the Securities and Exchange Commission.

Statements in this Proxy Statement which are not historical facts, so-called “forward-looking statements,” are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Stockholders are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s Form 10-K and other filings with the Securities and Exchange Commission.

FUEL TECH, INC.

Proxy Statement

FUEL TECH ANNUAL MEETING

The Meeting

The Board of Directors of Fuel Tech, Inc., a Delaware corporation, is soliciting your votes on the enclosed form of proxy. The proxy is for use in voting your Fuel Tech shares at the 2007 annual meeting of stockholders. Any one of the persons you appoint on the form of proxy will be your representative to vote your shares at the meeting according to your instructions. The meeting will be at the Donald E. Stephens Convention Center, 5555 North River Road, Rosemont, Illinois 60018 on Wednesday, May 23, 2007, at 10:00 a.m. The proxy may also be used at an adjournment of the meeting.

Shares Eligible to Vote; Quorum

The record date for the meeting is March 27, 2007. You may vote at the meeting in person or by a proxy, but only if you were a stockholder of Fuel Tech common stock at the close of business on the record date. At the record date, according to the records of Mellon Investor Services LLC, Fuel Tech’s transfer agent, Fuel Tech had 22,163,448 shares of common stock outstanding. That is the number of common shares that stockholders may vote at the meeting. The common shares are the only voting securities of Fuel Tech outstanding. You may cast one vote for each share you hold. You may also vote via telephone or the internet according to the instructions on the proxy card or the voting instruction form enclosed. You may examine a stockholders list showing the stockholders at the record date at the Fuel Tech office printed on the Notice of Meeting. That list will also be available for inspection at the meeting.

The quorum for the meeting, i.e. the number of shares required to be present for a legally constituted meeting, is one third of the number of shares entitled to vote, or 7,387,816 shares. Abstentions and broker non-votes are counted as present in determining whether there is a quorum, but are not counted in the calculation of the vote.

The Form of Proxy; Revocability; Voting

You may appoint a proxy, or representative, at the meeting other than the persons named in Fuel Tech’s enclosed form of proxy. If you do wish to appoint some other person, who need not be a stockholder, you may do so by completing another form of proxy for use at the meeting. Completed forms of proxy should be mailed promptly to Mellon in the enclosed return envelope.

You may revoke your proxy at any time before it is voted, including at the meeting. If you sign and send a proxy to Mellon, or send a proxy by the internet or telephonically, and do not revoke it, the proxy holders will vote the shares it represents at the meeting in accordance with your instructions. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of each item on the agenda in accordance with the recommendations of the Board.

Proxy Solicitation; Distribution

Directors and executive officers of Fuel Tech may solicit stockholders’ proxies by mail, telephone or facsimile. Fuel Tech will bear the cost of proxy solicitation, if any.

Fuel Tech distributed this Proxy Statement and the accompanying Annual Report to Stockholders commencing on April 23, 2007.

The 2006 Domestication

On September 30, 2006, Fuel Tech was domesticated in Delaware as a Delaware corporation with the name Fuel Tech, Inc. Previously it had been Fuel-Tech N.V., a Netherlands Antilles limited liability company. Domestication under Delaware and Netherlands Antilles laws is a continuation of Fuel Tech as the same corporate entity with its original 1987 incorporation date but now under Delaware law. The domestication was also considered to be a tax-free reorganization under the U.S. Internal Revenue Code. Effective December 31, 2006, Fuel Tech, Inc. a Massachusetts corporation and the former U.S based operating subsidiary of Fuel Tech was merged into Fuel Tech, Inc. (Delaware). In this proxy statement, because of the effect of the domestication and merger processes, references to Fuel Tech are intended to include it as a continuation of Fuel-Tech N.V. a Netherlands Antilles limited liability company and as a successor to Fuel Tech, Inc. a Massachusetts corporation.

PROPOSAL 1. ELECTION OF DIRECTORS

The Nominees

We are asking you to vote for the election of nine nominees as directors of Fuel Tech. The nominees were recommended by the Compensation and Nominating Committee of the Board. The term of office of each director is until the next annual meeting or until a successor is duly elected or if before then a director resigns, retires or is removed by the stockholders. The nominees are Douglas G. Bailey, Ralph E. Bailey, Miguel Espinosa, Charles W. Grinnell, Thomas L. Jones, Samer S. Khanachet, John D. Morrow, John F. Norris Jr. and Thomas S. Shaw, Jr. In the opinion of the Board, Mr. Espinosa, Mr. Khanachet, Mr. Jones, Mr. Morrow and Mr. Shaw satisfy the independence requirements of NASD Rule 4200 (a) (15). Each of the nominees has consented to act, if elected. Biographical information concerning the nominees is set out below under the caption “Directors and Executive Officers of Fuel Tech.” Details concerning directors compensation is set out below under the captions “Executive Compensation” and “Directors Compensation.” The following table sets forth certain additional information with respect to the nominees.

Name	Age	Director Since

Douglas G. Bailey	57	1998
Ralph E. Bailey	83	1998
Miguel Espinosa	66	2002
Charles W. Grinnell	70	1989
Thomas L. Jones	55	2005
Samer S. Khanachet	56	2002
John D. Morrow	83	2004
John F. Norris Jr.	57	2006
Thomas R. Shaw, Jr.	60	2001

Availability

The nominees have all consented to stand for election and to serve, if elected. If one or more of these nominees becomes unavailable or declines to accept election, votes will be cast for a substitute nominee, if any, designated by the Board on recommendation of the Compensation and Nominating Committee. If no substitute nominee is designated prior to the Meeting, the individuals named as proxies on the enclosed proxy card will exercise their discretion in voting the shares that they represent. That discretion may also include reducing the size of the Board and not electing a substitute.

Plurality Voting

A motion will be made at the meeting for the election as directors of the above mentioned nine nominees. Under Delaware law and Fuel Tech’s By-Laws, a vote by a plurality of the shares voting is required for the election of directors. Under plurality voting, directors who receive the most “for” votes are elected; there is no “against” option, and votes that are “withheld” or not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Compensation and Nominating Committee in any future decision on nominations.

Stockholders’ Agreement

Fuel Tech is party to a Stockholders’ Agreement of April 30, 1998, as amended, (the “Agreement”) with certain Investors who in 1998 acquired 4,750,000 shares and warrants to purchase 3,000,000 shares (now 1,742,000 warrant shares) of Company common stock concurrently with the acquisition by Fuel Tech of Nalco Chemical Company’s interests in Nalco Fuel Tech, a joint venture between Nalco and Fuel Tech. During the term of the Agreement, as amended, the Fuel Tech Board will have not more than nine directors and the Investors have the right to nominate three persons as directors of Fuel Tech, one of whom will be an independent director. The Investors are Douglas G. Bailey, Ralph E. Bailey, Nolan R. Schwartz and other persons who are or were associated with American Bailey Corporation (“ABC”), a privately owned business investment and development company, of which Mr. Ralph E. Bailey is Chairman and Mr. Douglas G. Bailey, his son, is President and Chief Executive Officer. Notwithstanding the Agreement, each of the nominees identified above are the nominees of the full Board for election as directors at the meeting, and were recommended unanimously by the Compensation and Nominating Committee. The term of the Agreement is until April 30, 2008, unless before April 30, 2008 the Investors own less than 475,000 shares of Fuel Tech common stock.

The affirmative vote of a plurality of the votes cast is required for the election of directors. The Board recommends a vote FOR each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS OF FUEL TECH

Brief biographical information is presented below concerning Fuel Tech’s directors and the “Named Executive Officers” as described below under the caption “Executive Compensation.” Information as to other executive officers of Fuel Tech is provided in Item 10 of Fuel Tech’s Form 10-K for the fiscal year 2006.

Vincent M. Albanese, 58, has been Senior Vice President Regulatory Affairs of Fuel Tech since December 7, 2006; previously he had been Senior Vice President, Regulatory Affairs and Advanced Technology since April 2006; Senior Vice President — Air Pollution Control, Sales and Marketing of Fuel Tech since May, 2000; Vice President — Air Pollution Control since April, 1998; and Vice President Sales and Marketing of Nalco Fuel Tech since 1990.

Vincent J. Arnone, 43, has been Senior Vice President, Treasurer and Chief Financial Officer of Fuel Tech since February, 2006; previously he had been Vice President, Treasurer and Chief Financial Officer since December, 2003; and Controller since May, 1999.

Douglas G. Bailey has been a director of Fuel Tech since April, 1998 and Deputy Chairman since 2002. He became an employee of Fuel Tech in January, 2004 and currently provides approximately one day of service per week to Fuel Tech. Mr. Bailey, who is the son of Ralph E. Bailey, has been the President of ABC since 1984 and Chief Executive Officer since 1985.

Ralph E. Bailey has been a director and Executive Chairman of Fuel Tech since June, 2006 and previously a director, Chairman and Chief Executive Officer of Fuel Tech since April, 1998. He has been a director and Chairman of ABC since 1984. Mr. Bailey is the former Chairman and Chief Executive Officer of Conoco Inc., an energy company, and a former Vice Chairman of E.I. du Pont de Nemours & Co., a chemical company.

Stephen P. Brady, 50, became Senior Vice President, Sales and Marketing of Fuel Tech in April, 2006; previously he had been Senior Vice President — Fuel Chem since January, 2002; and Vice President — Fuel Chem since February, 1998.

Miguel Espinosa has been President and Chief Executive Officer of The Riverview Group, LLC, a financial consulting company, since 2001. He is a retired Treasurer of Conoco Inc. Mr. Espinosa has a Masters in Business Administration degree from the University of Texas.

Charles W. Grinnell has been Vice President, General Counsel and Corporate Secretary of Fuel Tech since 1988 and a director of Fuel Tech since September, 1989. Mr. Grinnell is also a director and Vice President, General Counsel and Corporate Secretary of Clean Diesel Technologies, Inc., a specialty chemical and energy technology company.

Thomas L. Jones has been a Managing Director of the Trinsum Group, a global advisory, private equity and management consulting firm since February 2006; previously he had been managing Director of Integrated Finance Limited, a predecessor company to Trinsum Group, since September, 2005; a Senior Advisor at Credit Suisse First Boston (“CSFB”) since 2003 and Managing Director in the Telecommunications Group of that company since June, 2000. Prior to those positions, Mr. Jones had been a Managing Director at Salomon Smith Barney and J. P. Morgan & Co., Inc. Mr. Jones has BA and MBA degrees from the University of North Carolina.

Samer S. Khanachet has been President of United Gulf Management, Inc., an investment management company, since 1991 where his responsibilities include private equity and real estate investments for its parent company, Kuwait Projects Company (Holding) and clients. Mr. Khanachet has an MBA degree from Harvard University.

Michael P. Maley, 49, became Senior Vice President, International Business Development and Project Execution of Fuel Tech in April, 2006; previously he had been President and Chief Operating Officer of Alliant Energy Generation, an affiliate of Alliant Energy, from 2001 to 2005; Vice President of Business Development of Calpine Corporation, a power generating company, since 1998; and Vice President of Project Development of Cogentrix Energy LLC since 1993.

John D. Morrow, formerly a director of Fuel Tech from 1985 to 1987, retired in 1983 as Chief Financial Officer and a director of Conoco Inc.

John F. Norris Jr. became a director, President and Chief Executive Officer of Fuel Tech in June, 2006; previously he had been President and Chief Executive Officer of Fuel Tech, Inc., an operating subsidiary of Fuel Tech, since February, 2006; a private consultant to clients in energy related industries, including Fuel Tech, since 2003; Senior Vice President, Operations and Technical Services of American Electric Power from 1999 until 2003; President and Chief Operating Officer of the American Bureau of Shipping Group during 1999; and he was associated with Duke Energy Corporation from 1982 until 1999 in positions from Assistant Engineer to Senior Vice President, Chairman and Chief Executive Officer of Duke Energy Global Asset Development.

Thomas S. Shaw, Jr. has been Executive Vice President of Pepco Holdings, Inc. since August 1, 2002 when Pepco acquired Conectiv, an electric power generating and distribution company, and Chief Operating Officer since March 1, 2005. Mr. Shaw remains as President and Chief Operating Officer of Conectiv a position he has held since September, 2000 and previously had been employed by its predecessor Delmarva Power and Light Company (“Delmarva”) for over 25 years where he had been President of its subsidiary Delmarva Capital Investments, Inc. from 1991 until 1995 and was Executive Vice President of Delmarva and Conectiv from 1997 until September, 2000.

There are no family relationships between any of the directors or executive officers, except as stated above.

Committees of the Board

The Board has an Audit Committee of which the members are Mr. Espinosa (Chairman), Mr. Jones, Mr. Khanachet, Mr. Morrow and Mr. Shaw. Mr. Espinosa, Mr. Khanachet, Mr. Jones, Mr. Morrow and Mr. Shaw meet the criteria for independence set forth in NASD Rule 4200 (a)(15) and also Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board has also determined that Mr. Espinosa and Mr. Khanachet are audit committee members who possess “financial sophistication” as described in NASD Rule 4350 (d)(2)(A).

The Board also has a Compensation and Nominating Committee of which the members are Mr. Shaw (Chairman), Mr. Espinosa, Mr. Jones, Mr. Khanachet and Mr. Morrow, each of whom are independent directors of that committee as defined by NASD Rule 4200 (a)(15).

Audit Committee

The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper recordkeeping, accounting or disclosure. The

Board has also constituted the Audit Committee as a Qualified Legal Compliance Committee in accordance with Securities and Exchange Commission regulations. You may view the Audit Committee Charter on the Fuel Tech web site at www.ftek.com.

Compensation and Nominating Committee

The Compensation and Nominating Committee reviews and approves executive compensation, stock options and similar awards, and adoption or revision of benefit, welfare and executive compensation plans and also determines the identity of director nominees for election to fill a vacancy on the Board of Fuel Tech and recommends the appointment of officers of Fuel Tech. Nominees for election as directors are approved by the Board on recommendation of the Committee.

In evaluating nominees, the Committee particularly seeks candidates of high ethical character with significant business experience at the senior management or Board level who have the time and energy to attend to Board responsibilities. Candidates should also satisfy such other particular requirements that the Committee may consider important to Fuel Tech’s business at the time. When a vacancy occurs on the Board and the number of directors is not reduced to eliminate the vacancy, the Committee, in consultation with the Chairman, will consider nominees from all sources, including stockholders, nominees recommended by other parties, and candidates known to the directors or to Fuel Tech management. The Committee may, if appropriate, make use of a search firm and pay a fee for services in identifying candidates. The best candidate from all evaluated, in the opinion of the Committee, will be recommended to the Board to be considered for nomination.

Stockholders who wish to recommend candidates for consideration as nominees should before January 1 in each year furnish in writing detailed biographical information concerning the candidate to the Committee addressed in care of the Corporate Secretary, Fuel Tech, Inc., at the address set out in the Notice of Meeting.

You may view the Charter of the Compensation and Nominating Committee on the Fuel Tech web site at www.ftek.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Nominating Committee has had a relationship that requires disclosure as a compensation committee interlock.

Corporate Governance

Meetings

During the year ended December 31, 2006, there were eight meetings of the Board of Fuel Tech, six meetings of the Audit Committee and four meetings of the Compensation and Nominating Committee. Each director of Fuel Tech attended at least 75% of Board and committee meetings of which he was a member during the period of his directorship. The directors did not attend the annual meeting of stockholders in 2006 because at the time of that meeting Fuel Tech had not been domesticated as a Delaware corporation, was still a Netherlands Antilles limited liability company, and, in satisfaction of Netherlands Antilles law, that meeting was held in Curaçao, Netherlands Antilles, and was conducted by proxy.

Executive Sessions

In 2006 there were the following executive sessions: the Fuel Tech Board, two sessions; the Audit Committee, four sessions; and the Compensation and Nominating Committee, two sessions.

The policy of the Board on executive sessions is that the Board will hold no fewer than two executive sessions of the independent directors annually in connection with regularly scheduled meetings. The committees of the Board will hold executive sessions when appropriate. Members of management and non-independent directors will not attend executive sessions, except when invited to provide information. The chairman of the executive sessions of the Board will be appointed from time to time on an ad hoc basis by consent of the other directors at the session.

Code of Business Ethics and Conduct

On the recommendation of the Audit Committee, the Board adopted a Code of Business Ethics and Conduct which is available for viewing on the Fuel Tech web site at www.ftek.com. Changes to or waivers of the requirements of the Code will be posted to the web site.

PROPOSAL 2. APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Grant Thornton LLP, Certified Public Accountants, to be Fuel Tech’s independent registered public accounting firm for the year 2007. We are asking you to ratify that appointment. Grant Thornton has served in this capacity since 2006 and is knowledgeable about Fuel Tech’s operations and accounting practices and is well qualified to act in the capacity of independent accountants. In making the appointment, the Audit Committee reviewed Grant Thornton’s performance along with its reputation for integrity, overall competence in accounting and auditing and independence. Fuel Tech’s independent registered public accounting firm for 2005 was the firm of Ernst & Young LLP. Representatives of Grant Thornton will be present at the Meeting and will have the opportunity to make a statement and be available to respond to questions.

Audit Fees

Fees for professional services provided by Grant Thornton and Ernst & Young in each of the last two fiscal years by category were:

	Grant	Ernst &
	Thornton	Young
	2006	2005

Audit Fees	$262,000	$321,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	1,500
	$262,000	$322,500

In 2006, Fuel Tech paid $57,500 in fees to Ernst & Young for audit-related services rendered during the first six months of the year for quarterly reviews. “All Other Fees” in 2005, less than 1% of services for the year and approved in advance by the Audit Committee, were subscription fees for an on-line accounting newsletter.

Pre-Approval Policies and Procedures

Fuel Tech’s policy and procedure is that each engagement for an audit or non-audit service is approved in advance by the Audit Committee.

The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

Report of the Audit Committee

Management is primarily responsible for Fuel Tech’s internal controls and financial reporting. Grant Thornton, the independent auditors, are responsible for performing independent audits of Fuel Tech’s consolidated financial statements and its internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board. These audits serve as the basis for Grant Thornton’s opinions included in annual reports to stockholders as to whether the financial statements fairly present Fuel Tech’s financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles, whether management’s assessment of the effectiveness of Fuel Tech’s internal control over financial reporting is fairly stated, and whether Fuel Tech’s internal control over financial reporting was effective. The Committee is responsible for the review and oversight of these processes.

Management has represented that Fuel Tech’s 2006 financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee has reviewed and discussed with both management and Grant Thornton the 2006 financial statements, management’s report on internal control over financial reporting and Grant Thornton’s report on internal control over financial reporting. The Committee has also discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Committee has received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has represented that Grant Thornton is independent from Fuel Tech. The Committee has discussed with Grant Thornton their independence and concluded that the provision of the services described above under the caption “Audit Fees” is compatible with maintaining their independence.

The Committee also reviewed its Charter and determined that no changes are required to the Charter.

Based on the representations, reviews and discussions referred to above, the Committee recommended to the Board that Fuel Tech’s 2006 audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006 and filed with the Securities and Exchange Commission.

By the Audit Committee:

M. Espinosa, Chairman
T. L. Jones, S. S. Khanachet, J. D. Morrow and T. S. Shaw

Newly Engaged Auditors

Effective August 15, 2006, Fuel Tech dismissed the firm of Ernst & Young LLP as its independent registered public accounting firm and engaged Grant Thornton LLP to assume that responsibility. Those actions were approved by Fuel Tech’s Audit Committee on August 2, 2006.

In each of the two fiscal years ended December 31, 2005 and 2004 (collectively the “Prior Fiscal Periods”) and the period from January 1, 2006 through August 15, 2006 (the “Interim Period”) preceding the dismissal of Ernst & Young, there were no disagreements with Ernst & Young, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with any of their reports.

During the Prior Fiscal Periods or the Interim Period, Fuel Tech did not consult with Grant Thornton regarding the application of accounting principles to a specific transaction, either completed or proposed; the type of audit opinion that might be rendered by Grant Thornton on the Fuel Tech consolidated financial statements; or any other matter that was the subject of a disagreement between Fuel Tech and Ernst & Young or a reportable event noted in connection with the performance of services.

Except for one material weakness in internal control over financial reporting defined in Fuel Tech’s Annual Report on Form 10-K for the year ended December 31, 2004, Fuel Tech did not have any reportable events within the meaning of Item 304(a)(1)(v) of SEC Regulation S-K. In that Form 10-K, Fuel Tech Management concluded that procedures and controls were insufficient to ensure that infrequent or unusual business practices, such as lease agreements, are analyzed, recorded, and monitored in the context of authoritative accounting guidance such that these transactions are recognized in accordance with generally accepted accounting principles. An adjustment for rent expense of $123,000 was required due to not properly accounting for a “free rent” period that was provided in its lease agreement for its Stamford office facility. To remediate the material weakness in Fuel Tech’s internal control over financial reporting, Fuel Tech implemented additional review procedures over the factors affecting infrequent or unusual business transactions, including lease agreements.

Fuel Tech reported the dismissal of Ernst & Young and the engagement of Grant Thornton in its Report on Form 8-K of August 15, 2006 to which is attached as Exhibit 16 a letter from Ernst & Young in which Ernst & Young does not disagree with the foregoing statements.

PROPOSAL 3. APPROVAL OF DEFERRED COMPENSATION PLAN FOR DIRECTORS

We are asking you to approve the Fuel Tech Deferred Compensation Plan for Directors and to authorize 100,000 shares of Fuel Tech common stock to be reserved for issuance as deferred stock units on account of compensation deferred by participants in the plan. The plan as originally approved December 17, 1998 provided for deferral of director’s fees in the form of either cash with interest or as “phantom stock” units, in either case, however, to be paid out only as cash and not as stock at the elected time of payout. We now propose to amend the Plan to provide that instead of phantom stock units paid out only in cash, the deferred stock units compensation may be paid out in shares of Fuel Tech common stock. The Board amended the plan to that effect on December 7, 2006, subject to your approval.

Summary

The following is a general summary of the plan. This summary is qualified by the full text of the plan set out as Schedule I to this proxy statement.

Participation

Only directors who are not employees of Fuel Tech are eligible to participate in the Plan. Six non-employee directors are eligible to participate. Currently Mr. R. E. Bailey and Mr. Jones are participants and at December 31, 2007 had, respectively, 37,551 and 2,399 phantom stock units credited to their accounts.

Purpose

The purpose of the Plan is to offer an opportunity to participants in the Plan to elect, on an annual basis and prior to December 31 of a calendar year, to defer receipt of all or a portion of compensation payable to them for the next ensuing calendar year. A participant who becomes a director after the beginning of a calendar year may elect to defer receipt of compensation for that year.

Administration

The plan will be administered by the Management of Fuel Tech under the general supervision of the Board. The Plan is subject to Delaware law.

Deferred Compensation

Deferred compensation under the plan will be the cash retainer fees or meeting fees earned by a participant and credited to a participant’s individual account at the end of each calendar quarter; Fuel Tech directors are paid quarterly in arrears. That account will be credited with such compensation in the form of either cash with interest or in common stock units, or a combination of both, according to the participant’s election. Interest payable on cash units will be at a rate based on the prior year’s December annual yield for Long Term Government Bonds (10-20 years) as published by an official agency to be determined by the Chief Financial Officer of Fuel Tech and utilized on a consistent year-to-year basis. The number of stock units to be credited will be obtained by dividing the compensation payable by the mean of the high and low prices for Fuel Tech stock on the principal exchange or market for that stock on the last business day of the respective calendar quarter. Cash dividends, if any, on Fuel Tech stock shall be credited by multiplying the number of units in the account by the dividends declared by Fuel Tech on its stock and dividing that product by the stock price on the related dividend record date. The stock price shall be derived in the same manner as used to calculate stock units credited. Stock dividends, if any, on Fuel Tech stock will be credited as the number obtained by multiplying the number of stock units in the account by the stock dividend declared. Stock units derived from cash or stock dividends shall be paid out when the underlying stock units are paid out and none shall accrue on any fractional stock unit.

Payout of Deferred Amounts

Amounts credited to a participant’s account will be paid out to the participant, or to the participant’s beneficiaries by the laws of descent and distribution, in a lump sum in cash, in cash installments over not more than five years or in a number of whole shares of Fuel Tech stock, all according to the election of the participant. Payout will begin on the commencement date elected by the participant, but may be earlier in the event of the participant’s death or disability or a “Change in Control” as defined in the Plan, a copy of which is set out in Schedule I to this proxy statement.

Shares Subject to the Plan

A total of 100,000 shares of Fuel Tech common stock shall be authorized for issuance under the Plan subject to adjustment due to corporate capitalizations such as stock splits or transactions such as mergers and acquisitions, all as described in the Plan. These shares may be authorized as unissued shares, treasury shares or shares purchased in the market.

Federal Income Tax Consequences

The following is a summary of Federal Tax consequences to participants in the plan. This summary is not intended to be complete and does not describe state or local tax consequences and may not be relied upon to avoid tax penalties. Fuel Tech intends the plan to be treated as an unfunded deferred compensation plan under Internal Revenue Code Section 409A so that amounts deferred under the plan will not be included in the gross income of the participants until the deferred amounts are paid out. If a participant elects to defer receipt of compensation, the participant will not be taxed currently, but will be taxed when the compensation is received, and, Fuel Tech will not be entitled to a tax deduction currently. On payout, the receipt of common stock will generally subject the participant to tax at ordinary income tax rates on the fair market value of the stock received in satisfaction of the stock units at the time of payout; the receipt of cash will generally subject the participant to tax at ordinary income tax rates on the amount received. Fuel Tech will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant at the time of payout.

Effective Date; Termination

The plan shall be effective for compensation earned by a participant on and after January 1, 2007 and may be amended or terminated at any time by the Board but no amendment or termination shall adversely affect amounts previously credited to a participant’s account without such participant’s written consent. The Board may also terminate the Plan, if it appears that amounts deferred under the Plan are claimed or determined by the Internal Revenue Service to be currently taxable to the participants.

The affirmative vote of a majority of the shares voting is required for the approval of the proposal. The Board recommends a vote FOR this proposal.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock known to Fuel Tech as of the Record Date by (i) each person known to own beneficially more than five percent of the outstanding Common Stock; (ii) each director or nominee of Fuel Tech; (iii) each person named in the Summary Compensation Table below (the “Named Executive Officers”); and (iv) all directors and executive officers as a group.

	No. of
Name and Address(1)	Shares	Percentage(2)

Beneficial Owners
Fidelity Management & Research Company(3)	2,605,351	10.73%
Directors and Named Executive Officers
Vincent M. Albanese	—	*
Vincent J. Arnone(4)	25,000	*
Douglas G. Bailey(4)	1,544,592	6.36%
Ralph E. Bailey(3)4)	4,816,478	19.83%
Stephen P. Brady(4)	10,000	*
Miguel Espinosa(4)	51,500	*
Charles W. Grinnell(4)	31,250	*
Samer S. Khanachet(4)	10,000	*
Thomas L. Jones(4)	20,000	*
Michael P. Maley	—	*
John D. Morrow(4)	33,000	*
John F. Norris Jr.(3)	5,300	*
Thomas S. Shaw, Jr.(4)	60,000	*
All Directors and Officers as a Group (22 persons)(4)	6,995,410	28.80%

*	Less than one percent (1.0%)

(1)	The address of Fidelity Management & Research Company is 82 Devonshire Street, Boston MA 02109; and of each of the above management beneficial owners is c/o Fuel Tech, Inc., 512 Kingsland Drive, Batavia, Illinois 60510.

(2)	The percentages in each case are of the outstanding common at March 27, 2007 and all warrants or options exercisable within 60 days thereafter.

(3)	These shares are reported to be subject to shared voting and dispositive power with other parties. Mr. Bailey holds 100% of the investment control of the shares indicated for him and 4,650,000 of those shares are owned by a family limited liability company of which Mr. Bailey and his spouse are each Managers and own 50% of the interests. Mr. R. E. Bailey also owns and has 100% of the investment control over warrants exercisable at $1.75 per share to acquire 76,478 shares. Except for the shares indicated for Mr. Norris of which 4,000 are owned by his spouse and 1,300 are owned jointly with his spouse, the owners of all of the other shares indicated are believed by Fuel Tech to have sole ownership and investment control of such shares.

(4)	Includes shares subject to options and warrants exercisable presently and within 60 days: for Mr. Arnone, 25,000 shares; for Mr. D. G. Bailey, 1,347,500 shares; Mr. R. E. Bailey, 166,478 shares; Mr. Espinosa 50,000 shares, Mr. Grinnell, 31,250 shares; Mr. Jones, 20,000 shares; Mr. Khanachet, 10,000 shares; Mr. Morrow, 30,000 shares; Mr. Shaw, 60,000 shares; and, for all Directors and Officers as a group, 2,128,518 shares. Also, the amounts do not include for Mr. R. E. Bailey 37,551 Units and for Mr. Jones 2,399 Units accrued at December 31, 2006 under the Deferred Compensation Plan for Directors. See Proposal 3 of the Agenda for a description of that Plan.

EXECUTIVE COMPENSATION

Report of Compensation and Nominating Committee

The Compensation and Nominating Committee has reviewed and discussed with Management the Compensation Discussion and Analysis which appears immediately below in this proxy statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation and Nominating Committee

T.S. Shaw, Chairman
M. Espinosa, T.L. Jones, S.S. Khanachet and J.D. Morrow

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives

Fuel Tech is an integrated company utilizing a suite of advanced technologies to provide boiler optimization, efficiency improvement and pollution reduction and control solutions to utility and industrial customers worldwide. Fuel Tech’s core activities center on its proprietary nitrogen oxide (NOx) reduction processes and its unique application of chemicals to improve combustion unit performance. Fuel Tech’s products and services rely heavily on the Company’s exceptional computational fluid dynamics modeling skills, which are enhanced by internally developed, high-end visualization software.

Fuel Tech’s compensation programs are designed to enable the company to achieve the following objectives:

•	to ensure that Fuel Tech remains as a market leader in the development of innovative solutions;

•	to attract, engage, and retain top talent that ensures the achievement of business goals, strategies and objectives;

•	to support an integrated team-oriented philosophy; and

•	to provide stockholders with a superior rate of return.

Compensation Elements

Fuel Tech’s executive compensation program has as a primary purpose the Company’s need to attract, retain and motivate the highly talented individuals whose enterprise will enable the Company to succeed. The key components of that program during the last fiscal year were the following:

Base Salary

Base salaries are approved by the Compensation and Nominating Committee on recommendation of the Chief Executive Officer, except that the base salary of the Chief Executive Officer is fixed by the Committee itself. In approving or fixing base salaries, the Committee acts in its business judgment on what it understands to be fair, reasonable and equitable compensation in view of Fuel Tech’s requirements for recruiting and retention in a highly competitive market. To assist in that determination, the Committee may refer to compensation consultant reports as to general market information and also:

•	the executive’s compensation relative to other officers;

•	recent and expected performance of the executive;

•	our recent and expected overall performance; and

•	our overall budget for base salary increases.

Annual Bonus Awards

Annual cash awards under Fuel Tech’s Corporate Incentive Plan (“CIP”) are designed to focus all Fuel Tech employees on the achievement of Company financial targets for a particular annual period of time, as well as on individual objectives established for employees at the commencement of each year.

CIP Structure

The CIP is structured as follows:

•	The CIP is not limited to executives. All Fuel Tech employees participate in the CIP. Employees are broken into four separate groups as follows: Officers, Managers, Sales and All Other. The CIP is Fuel Tech’s only annual cash incentive plan for employees and it is designed to foster teamwork among all employee groups.

•	On an annual basis, targets are established by the Compensation and Nominating Committee on the recommendation of the Chief Executive Officer for critical Fuel Tech financial metrics. The financial metrics are revenues, earnings before interest and taxes (EBIT) and backlog. Backlog refers to revenues that have not been recognized in Fuel Tech’s consolidated statements of income on long-term construction projects that are accounted for using the percentage of completion method of accounting.

•	Minimum, Target and Maximum values are assigned to each financial metric.

•	The achievement of the financial metrics will result in a percentage of EBIT being contributed to an incentive pool. If the minimum level of EBIT is not achieved during the annual period under review, the incentive pool is not funded.

•	When the plan targets are set on an annual basis, the percentage of the pool to be allocated to each employee group is also established. For 2006 the incentive pool was to be allocated to the participating groups as follows: Officers, 25%; Managers, 16.5%; Sales, 53.5% and All Other 5%. The year 2006, however, was a transitional year for the Sales group which continued to receive internal sales commissions as customarily earned. The Sales group will participate in the CIP in 2007 and no longer receive sales commissions. Accordingly, for 2006 the total incentive pool was $3,070,000 of which $1,642,000 was allocated to the Sales group and not paid, leaving a net incentive pool of $1,428,000 of which $767,000 was allocated and paid to the Officer group and the balance paid to the Managers group and the All Other group.

•	Individual bonus payments to the Named Executive Officers for 2006 are set out below in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The bonus payment to individual employees is based on the amount funded for the employee group to which the employee belongs; the employee’s base salary; the employee’s payout target percentage (i.e. percentage of base salary) and the employee’s performance relative to specific goals established at the commencement of the year. Performance goals are specific to each employee. Except for the Chief Executive Officer whose goals are approved and evaluated by the Committee, the goals are approved in advance and achievement evaluated by the participants’ supervisors.

•	The Committee reserves the right to make adjustments as necessary to account for corporate, business unit and individual performance.

Long-Term Incentives

Fuel Tech has one equity-based employee compensation plan, referred to as the Incentive Plan, under which awards may be granted to participants in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, bonuses or other forms of share-based or non-share-based awards or combinations thereof. Participants in the Incentive Plan may be Fuel Tech’s directors, officers, employees, consultants or advisors (except consultants or advisors in capital-raising transactions) as the directors determine are key to the success of Fuel Tech’s business.

Fuel Tech’s long-term equity incentives are stock options, principally non-qualified options, and are designed to focus management on the long-term success of the Company as evidenced by appreciation of the Company’s stock price over several years, by growth in its earnings per share and other elements.

Management and Committee Compensation Actions for 2006

On December 6, 2005 the then Chief Operating Officer proposed to the Compensation and Nominating Committee certain base salary increases in 2006 for employees earning in excess of $100,000. In an executive session following that meeting the Committee independently fixed the 2006 salary of the Chief Operating Officer and, with several adjustments, approved the proposed salary increases for other employees.

At the Committee meeting on February 28, 2006 the Chief Operating Officer presented a proposal and associated data for a 2006 cash bonus program, called the Management Incentive Plan. After review of this proposal and the data, the Committee requested that it be furnished with similar data for other companies on a comparable basis for the Committee’s review before Committee action on this proposal. At the Committee meeting on May 4, 2006, the Chief Executive Officer proposed a major revision of the bonus plan, to be called the Corporate Incentive Plan (the “CIP”) substantially in the form as described under the caption “Annual Bonus Awards” above. The Committee then, after review, requested the advice of Fuel Tech’s compensation consultant in advance of formal approval. On August 2, 2006, the Committee, after noting the views of its compensation consultant, approved the terms of the final 2006 CIP, its performance matrices and the target percentages of participants.

On February 28, 2006, the Committee initiated a discussion of non-executive director compensation and requested information for action at a later meeting. On May 4, 2006, the Committee received certain preliminary data relating to director compensation and requested a formal report from the compensation consultant to be presented at the next meeting. At the August 3, 2006 Committee meeting, the Committee received the consultant’s formal report on directors compensation relating to annual retainers, committee chairmen retainers, meeting fees, and equity participation, discussed its contents with a representative of the consultant and then referred the matter to an ad hoc committee of Mr. R. E. Bailey, Mr. D. G. Bailey, Mr. Grinnell and Mr. Norris of whom the latter three are not eligible for director compensation. The ad hoc committee discussed this matter at a meeting on November 15, 2006 and later by telephone and recommended to the Committee that director compensation be revised to increase the annual retainer to $20,000 from $15,000, to increase the committee chairman retainer to $5,000 from $2,000 and to take no other action. On December 7, 2006, the Compensation Committee recommended, and the Board approved, these retainer increases.

Also, on December 6, 2006 the Committee received the Chief Executive Officer’s recommendations for stock option awards to current employees and, then, in executive session fixed the 2006 stock option award for the Chief Executive Officer and, with certain adjustments, approved the 2006 stock option awards as recommended for other employees.

Benchmarking, Consultants and the Use of Peer Groups

The Company has from time to time made use of Frederick J. Cook and Associates, a compensation consultant, to address matters of compensation and benefits, and to identify peer group companies based on industry, markets and size. Fuel Tech recognizes that compensation practices must be competitive in the marketplace and marketplace information is one of the many factors that are considered in assessing the reasonableness of compensation programs. The Compensation Committee retains the discretion to make all final decisions relative to matters of compensation and benefits.

Fuel Tech has used peer companies to guide the establishment of compensation policy and procedure. The companies listed below were chosen as peer group companies based on Market Capitalization, Revenues and Global Industry Classification Standard Code.

American Ecology Avalon Holdings Connecticut Water Services Dawson Geophysical Duratek Ecology and Environment Englobal Flanders Integral Systems	Layne Christensen Mitcham Industries MFRI Omni Energy Services Perma-Fix Environmental Services Synagro Technologies Team TRC Versar Waste Industries USA

Ownership Guidelines

Fuel Tech does not have a stock ownership policy for Senior Executives.

Hedging and Insider Trading Policies

Fuel Tech does not have a formal policy on hedging. Fuel Tech does prohibit all employees from speculating in Fuel Tech securities, which includes, but is not limited to short selling and the purchase or sale within six months of a sale or purchase of a Fuel Tech security. Fuel Tech prohibits trading in Fuel Tech securities during closed periods from the end of a quarterly period until the third day following the announcement of earnings for that period.

Equity Grant Practices

As discussed under “Pay Elements” above, long-term incentives in the form of stock options are issued by Fuel Tech under the Incentive Plan in accordance with compensation policy as determined by the Committee from time to time.

Under current policy, new employee stock options are granted at the first Committee meeting following employment. However, from time to time, an option may be granted on a later date to be effective on the first date of employment. The price of all options granted is the mean of the high and low stock prices reported on the Nasdaq Stock Market Inc. for the effective date of grant. Also, under the current policies of the Committee, all employees’ options have a term of ten years and are subject to a four-year vesting schedule as follows: 50% of the options vest two years from the grant date and 25% vest on each subsequent year on that date.

The Committee will grant options to existing employees on a periodic basis based on the level of the employee position and employee performance. While there are no mandatory levels established for the quantity of options to be granted, Fuel Tech does use historical practice as guidance.

Retirement Benefits

Fuel Tech has no defined benefit pension plan. Fuel Tech has a 401(k) Plan covering substantially all employees. The 401(k) Plan is an important factor in attracting and retaining employees as it provides an opportunity to accumulate retirement funds. Fuel Tech’s 401(k) Plan provides for annual deferral of up to $15,500 for individuals until age 50, $20,500 for individuals 50 and older, or, as allowed by the Internal Revenue Code. Fuel Tech annually matches 50% of employee contributions up to 6% of employee salary or a maximum match of $6,750. Fuel Tech may also make discretionary profit sharing contributions to the 401(k) Plan on an annual basis. Matching and profit sharing contributions vest over a three year period.

Welfare Benefits

In order to attract and retain employees, Fuel Tech provides certain welfare benefit plans to its employees, which include medical and dental insurance benefits, group term life insurance, voluntary life and accidental death and dismemberment insurance and personal accident insurance. These benefits are not provided to non-employee directors.

Employment Agreements; and Change in Control Severance Arrangement

Messrs. Albanese, Arnone, D.G. Bailey, Brady, Maley, and Norris have employment agreements with Fuel Tech effective March 30, 1998 for Mr. Albanese; May 22, 1999 for Mr. Arnone; January 1, 2004 for Mr. D. G. Bailey; February 1, 1998 for Mr. Brady; April 27, 2006 for Mr. Maley; and February 28, 2006 for Mr. Norris. These agreements are for indefinite terms, provide for disclosure and assignment of inventions to Fuel Tech, protection of Fuel Tech proprietary data, covenants against certain competition and arbitration of disputes. These employment agreements are for terms of employment “at will” and do not provide for severance payments. Under Mr. Norris’ agreement, however, he will be entitled to continuation of base salary and benefits, and incentive bonus amounts earned under the plan for the year of termination, for up to one year or, sooner, on finding comparable employment, after involuntary termination not for cause within one year of a “Change in Control” as described below under the caption “Options Vesting on Change in Control.” Mr. Norris’ agreement also provides, until June 30, 2008, for reimbursement to him of his travel and housing costs and Fuel Tech’s tax gross-up for him of those costs, pending his permanent relocation to Illinois.

Options Vesting on Change in Control

Under the Incentive Plan, all outstanding options shown in the table below “Outstanding Equity Awards at Fiscal Year-End” for the Named Executive Officers that are not vested will become immediately exercisable in the event that there is with respect to Fuel Tech, a “Change in Control.” A “Change in Control” takes place if (a) any person or affiliated group becomes the beneficial owner of 51% or more of Fuel Tech’s outstanding securities, (b) in any two year period, persons in the majority of the board of directors cease being so unless the nomination of the new directors was approved by the former directors when they were in office, (c) a business combination takes place where the shares of Fuel Tech are converted to cash, securities or other property, but not in a transaction in which the stockholders of Fuel Tech have proportionately the same share ownership before and after the transaction, or (d) the stockholders of Fuel Tech approve of a plan of liquidation or dissolution of Fuel Tech.

Indemnification and Insurance

Under the Fuel Tech Certificate of Incorporation and the terms of individual indemnity agreements with the directors and executive officers, indemnification is afforded Fuel Tech’s directors and executive officers to the fullest extent permitted by Delaware law. Such indemnification also includes payment of any costs which an indemnitee incurs because of claims against the indemnitee and provides for advancement to the indemnitee of those costs, including legal fees. Fuel Tech is, however, not obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee’s actions were in the best interests of Fuel Tech, or, in the case of a settlement of a claim, such determination is made by the Board of Directors of Fuel Tech.

Fuel Tech carries insurance providing indemnification, under certain circumstances, to all of its subsidiaries’ directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for this policy is $341,000.

No payments have been made for such indemnification to any past or present director or officer by Fuel Tech or under any insurance policy.

Compensation Recovery Policies

The Company’s Board maintains a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer, if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek to recover appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Tax Deductibility of Executive Compensation

Fuel Tech reviews and considers the deductibility of executive compensation under the requirements of Internal Revenue Code Section 162(m), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the Company’s incentive plans is generally fully deductible for federal income tax purposes.

Accounting for Equity-Based Compensation

On January 1, 2006, Fuel Tech began accounting for the equity-based compensation issued under the Incentive Plan in accordance with the requirements of FASB Statement 123(R).

SUMMARY COMPENSATION TABLE

The table below sets forth information concerning fiscal year 2006 compensation awarded to, earned by or paid to the “Named Executive Officers,” who are the Chief Executive Officer, Chief Financial Officer, and each of the three most highly compensated executive officers other than the Chief Executive Officer or the Chief Financial Officer, whose total compensation exceeded $100,000.

				(g)
			(f)	Non-Equity	(i)
		(c)	Option	Incentive	All Other
(a)	(b)	Salary	Awards(2)	Compensation(3)	Compensation(4)	(j)
Name & Principal Position	Year	$	$	$	$	Total

John F. Norris Jr.(1)	2006	$315,384	$1,764,155	$157,163	$69,117	$2,305,819
President and Chief Executive Officer
Vincent J. Arnone	2006	$193,683	$573,556	$140,388	$23,441	$931,068
Senior Vice President, Treasurer and Chief Financial Officer
Vincent M. Albanese	2006	$194,432	$358,473	$35,233	$32,801	$620,939
Senior Vice President Regulatory Affairs
Stephen P. Brady	2006	$199,358	$573,556	$90,313	$33,595	$896,822
Senior Vice President Sales and Marketing
Michael P. Maley(1)	2006	$184,776	$1,058,946	$66,966	$14,864	$1,325,552
Senior Vice President International Business Development and Project Execution

(1)	Mr. Norris joined Fuel Tech on February 28, 2006 and Mr. Maley on April 5, 2006.

(2)	For 2006, option awards were calculated in accordance with FAS 123(R) based on the grant date fair value. The assumptions made for this calculation are set out in Note 6 to Fuel Tech’s Consolidated Financial Statements for 2006. The amounts shown do not represent cash paid to the Named Executive Officers.

(3)	The amount of the incentive bonus awarded to each Named Executive Officer in March 2007 for 2006 performance was based on the metrics and other criteria described in the Compensation Discussion and Analysis section above for the Corporate Incentive Plan.

(4)	“All Other Compensation” includes for each of the Named Executive Officers, matching contributions and profit sharing allocations to the Fuel Tech 401(k) Plan; medical and dental plan expense; expense for life, accidental death and dismemberment and long term disability insurance; and, for Mr. Norris, it also includes reimbursement for commuting and housing expenses of $24,349 and a tax gross-up of $15,865 on that reimbursement, pending permanent relocation to Illinois.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2006
TO NAMED EXECUTIVE OFFICERS

					All Other
					Option
					Awards:	Exercise or
		Estimated Future Payouts			Number of	Base Price of	Closing Price	Grant Date
		Under Non-Equity Incentive			Securities	Option	Per Share	Fair Value
		Plan Awards(1)			Underlying	Awards(2)	($/Sh) on	of Stock
Name	Grant Date	Threshold	Target	Maximum	Options (#)	($/Sh)	Grant Date	and Option
(a)	(b)	(c)	(d)	(e)	(j)	(k)	(k2)	Awards(3)

John R. Norris Jr.	02/28/2006				100,000	$11.40	$11.43	$688,737
	08/02/2006		$157,692
	12/07/2006				75,000	$25.49	$24.99	$1,075,418

Vincent J. Arnone	08/02/2006		$77,473
	12/07/2006				40,000	$25.49	$24.99	$573,556

Vincent M. Albanese	08/02/2006		$49,608
	12/07/2006				25,000	$25.49	$24.99	$348,473

Stephen P. Brady	08/02/2006		$79,743
	12/07/2006				40,000	$25.49	$24.99	$573,556

Michael P. Maley	04/05/2006				50,000	$16.45	$16.97	$485,390
	08/02/2006		$73,910
	12/07/2006				40,000	$25.49	$24.99	$573,556

(1)	Payouts under the CIP are dependent on overall corporate performance so that the target awards only are shown, it not being possible to estimate minimum and maximum individual awards at the time of approval of the CIP as described above under the caption “CIP Structure.”

(2)	The exercise price of these stock options is at fair market value on the date of the award which value is calculated as the mean of the high and low trading prices on the Nasdaq Stock Market, Inc. on that date. These options were non-qualified stock options for a term of 10 years vesting on the second anniversary of grant as to 50% of the shares shown and 25% of such shares on each of the third and fourth anniversaries of grant.

(3)	The fair value shown for these option awards is calculated in accordance with FAS 123(R) based on the grant date fair value. The assumptions made for this calculation are set out in Note 6 to Fuel Tech’s Consolidated Financial Statements for 2006. The amounts shown do not represent cash paid to the Named Executive Directors.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2006
FOR NAMED EXECUTIVE OFFICERS

	Option Awards
	(b)
	Number of Shares	(c)
(a)	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)

John F. Norris Jr.	—	$—
Vincent J. Arnone	58,750	$743,837.50
Vincent M. Albanese	92,500	$1,097,957.49
Stephen P. Brady	157,500	$2,715,622.30
Michael P. Maley	—	—

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END
FOR NAMED EXECUTIVE OFFICERS (1)

	Option Awards
	(b)	(c)
	Number of	Number of
	Securities	Securities	(e)
	Underlying	Underlying	Option	(f)
	Unexercised	Unexercised	Exercise	Option
(a)	Options (#)	Options (#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date

John F. Norris Jr.		100,000	$11.40	02/28/2016
President and Chief Executive Officer		75,000	$25.49	12/07/2016
Vincent J. Arnone	5,000	5,000	$3.80	12/09/2013
Senior Vice President,	20,000	20,000	$4.68	12/07/2014
Treasurer and Chief Financial Officer		45,000	$8.46	12/06/2015
		40,000	$25.49	12/07/2016
Vincent M. Albanese		6,250	$3.80	12/09/2013
Senior Vice President		15,000	$4.68	12/07/2014
Regulatory Affairs		30,000	$8.46	12/06/2015
		25,000	$25.49	12/07/2016
Stephen P. Brady		6,250	$3.80	12/09/2013
Senior Vice President		20,000	$4.68	12/07/2014
Sales and Marketing		40,000	$8.46	12/06/2015
		40,000	$25.49	12/07/2016
Michael P. Maley		50,000	$16.45	04/05/2016
Senior Vice President		40,000	$25.49	12/07/2016
International Business Development and Project Execution

(1) For each of the options described below, the option expiration date is the 10th anniversary of the grant date; each of these options vests 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date. See the text under the caption “Equity Grant Practices” in the Compensation Discussion and Analysis above.

DIRECTOR COMPENSATION

Fuel Tech uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, Fuel Tech considers the role of the directors, the amount of time that directors expend in fulfilling their duties as well as the expertise required of Board members.

Cash Compensation for Directors

Fuel Tech directors receive annual cash retainers and meeting fees. The annual retainers, payable in arrears, were in 2006, $15,000 for Board service and $2,000 for service as a committee chairman. Meeting fees are $1,200 for a Board meeting or otherwise for a day of service as a director and requested by the Chairman and $600 for a committee meeting. Commencing as of January 1, 2007, the annual retainers were increased to $20,000 for Board service and $5,000 for service as a committee chairman. Under the Deferred Compensation Plan for Directors, non-employee directors are entitled to defer fees in either cash with interest or share equivalent “Units” until fixed dates, including the date of retirement from the Board, when the deferred amounts will be distributed in cash. See Proposal 3 of this proxy statement regarding a proposed amendment of the Deferred Compensation Plan for Directors.

Equity Compensation for Directors

Under Fuel Tech’s Incentive Plan, each director is awarded as of the first business day following the annual meeting, a non-qualified stock option for 10,000 shares of Fuel Tech common for a term of 10 years vesting immediately. As noted in the table below, 10,000 share options were awarded to each director on June 2, 2006 at the exercise price of $15.95 per share, the fair market value of Fuel Tech common on that date.

SUMMARY DIRECTORS COMPENSATION TABLE FISCAL YEAR 2006

The following table shows for the Fuel Tech directors all compensation paid in 2006 on account of fees and stock option awards. Directors employed by Fuel Tech or its subsidiaries receive no compensation for their service as directors. Accordingly, Mr. Douglas G. Bailey, Mr. Grinnell and Mr. Norris are not included in this table.

			(f)
			Change in
	(b)		Pension
	Fees		Value and
	Earned or	(d)	Nonqualified
	Paid in	Option	Deferred	(h)
(a)	Cash	Awards	Compensation	Total
Name	($)	($)(1)	Earnings(2)	($)

Ralph E. Bailey	$35,400	$94,136	$578,488	$708,024
Miguel Espinosa	$41,000	$94,136	—	$135,136
Thomas L. Jones	$36,600	$94,136	$23,452	$154,188
Samer S. Khanachet	$36,600	$94,136	—	$130,736
John D. Morrow	$33,000	$94,136	—	$127,136
Thomas R. Shaw, Jr.	$38,600	$94,136	—	$132,736

(1)	The amount of $94,136 is the fair value of these options on the grant date calculated in accordance with FAS 123(R). The amounts shown do not represent cash paid to the directors.

(2)	These amounts reflect an increase in the value of deferred units under the Deferred Compensation Plan for Directors due to the increase in value of Fuel Tech common stock during the year 2006. The amounts shown do not represent cash paid to the directors.

The following table shows the outstanding stock options as of December 31, 2006 for directors, all of which are fully vested.

DIRECTORS OUTSTANDING STOCK OPTIONS AT 2006 FISCAL YEAR END

		Number of
		Securities
		Underlying	Option
		Unexercised	Exercise
	Grant	Options #	Price
Name	Date	(Exercisable)	($)

Ralph E. Bailey	07/17/1998	10,000	$1.531
	06/28/1999	10,000	$2.125
	06/26/2000	10,000	$2.344
	06/13/2001	10,000	$3.595
	06/06/2002	10,000	$6.265
	05/29/2003	10,000	$4.195
	06/03/2004	10,000	$4.565
	06/03/2005	10,000	$5.995
	06/02/2006	10,000	$15.950
Miguel Espinosa	06/06/2002	10,000	$6.265
	05/29/2003	10,000	$4.195
	06/03/2004	10,000	$4.565
	06/03/2005	10,000	$5.995
	06/02/2006	10,000	$15.950
Thomas L. Jones	06/03/2005	10,000	$5.995
	06/02/2006	10,000	$15.950
Samer S. Khanachet	06/02/2006	10,000	$15.950
John D. Morrow	06/03/2004	10,000	$4.565
	06/03/2005	10,000	$5.995
	06/02/2006	10,000	$15.950
Thomas S. Shaw	06/13/2001	10,000	$3.595
	06/06/2002	10,000	$6.265
	05/29/2003	10,000	$4.195
	06/03/2004	10,000	$4.565
	06/03/2005	10,000	$5.995
	06/02/2006	10,000	$15.950

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships with American Bailey Corporation

Ralph E. Bailey is Chairman and Douglas G. Bailey is President and Chief Executive Officer of American Bailey; both are directors and stockholders of American Bailey. American Bailey is a sub-lessee under Fuel Tech’s January, 2004 lease of its executive offices. The lease expires in 2010. In 2006, 2005 and 2004, American Bailey paid or reimbursed Fuel Tech $113,000, $118,000, and $14,000 for rent and certain lease related and administrative expenses.

Clean Diesel Technologies, Inc. Management Services Agreement

Under an August 3, 1995 Management and Services Agreement with Clean Diesel Technologies, Inc., a company spun off from Fuel Tech in a 1994 rights offering, Clean Diesel paid Fuel Tech $71,000, $71,000 and $70,000 in 2006, 2005 and 2004 as reimbursement principally for legal services provided to Clean Diesel by Mr. Grinnell, an employee and director of Fuel Tech and a director and officer of Clean Diesel. Fuel Tech has a 6.1% equity ownership interest in Clean Diesel’s issued and outstanding shares. Mr. Grinnell will recuse himself from consideration of any transactions between Fuel Tech and Clean Diesel that may be, or may appear to be, material to either company, if any.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Fuel Tech believes that all reports required to be filed under Section 16(a) of the Securities and Exchange Act of 1934 for the year 2006 were timely filed except that the Form 3, “Initial Statement of Beneficial Ownership of Securities” due on March 3 for Mr. Norris was filed March 6; due on April 7 for Mr. Cummings, Mr. Dougherty and Ms. Lin was filed on April 18; due on April 7 for Mr. Smyrniotis was filed on April 24; due on December 9 for Ms. Albrecht and Ms. Krumme was filed on December 12; the form 4, “Statement of Changes of Beneficial Ownership of Securities,” due for Mr. Albanese on March 18 and December 7 was filed March 20 and December 12; due for Mr. D. G. Bailey on December 28 was filed December 29; due for Mr. Brady on November 11 and November 13 were filed November 13 and 14; due on June 5 were filed July 2 by Mr. Morrow, July 6 by Mr. Espinosa, Mr. Khanachet and Mr. Shaw, July 19 by Mr. R. E. Bailey and July 21 by Mr. Jones; due on December 9 were filed December 12 by the following officers: Mr. Albanese, Mr. Arnone, Mr. D. G. Bailey, Mr. Brady, Mr. Cummings, Mr. Dougherty, Mr. Grinnell, Ms. Lin, Mr. Maley, Mr. Norris, Mr. Schwartz, Mr. Smyrniotis and Mr. Sun.

Other Business

Management knows of no other matters that may properly be, or are likely to be, brought before the Meeting other than those described in this proxy statement.

Stockholder Proposals

Stockholder proposals intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at the annual meeting of stockholders to be held in the year 2008 must be received in writing addressed to the Board of Directors or the Secretary of Fuel Tech at the address of Fuel Tech on the Notice of Meeting on or before January 23, 2008 and, if not received by such date, may be excluded from the proxy materials.

Communicating With the Board of Managing Directors

Any stockholder desiring to send a communication to the Board of Directors, or any individual director, may forward such communication to the Secretary to the address provided above for stockholder proposals. Under procedures fixed from time to time by the independent directors, the Secretary will collect and organize all such communications and forward them to the Board or individual director.

FUEL TECH, INC.

Charles W. Grinnell
Secretary

April 15, 2007

Schedule I

Deferred Compensation Plan for Directors

1.0  Purpose and Eligibility

This Plan provides Directors of Fuel Tech, Inc. the (“Company”) who are not employees of the Company the opportunity to defer all or a portion of their cash compensation (“Compensation”).

2.0  Election

A Director may elect, on an annual basis and prior to December 31 of a calendar year, to defer receipt of all or a portion of Compensation payable to such Director for the next ensuing calendar year. Such election shall be in writing, shall specify the form of deferral and the method of payment of deferred amounts in accordance with Sections 3.0 and 4.0. If a person becomes a Director after the beginning of any calendar year, he or she may elect to defer receipt of Compensation for such calendar year. Such election must be made in writing and delivered to the Corporate Secretary of the Company within thirty days after the individual becomes a Director, and such election shall be effective as of the date the individual became a Director.

3.0  Maintenance of Deferred Accounts

3.1  Compensation which is deferred shall be credited to the Director’s account (“Account”) maintained on the books of the Company as of the date on which such Compensation would have been paid (the “Payment Date”). The amount of the Compensation so credited shall thereafter be adjusted, in accordance with each Director’s election either by treating such amount as cash generating interest as described in 3.1.1 below or as Units based on the value of the Company’s common stock, par value $0.01 (the “Stock”) as described in 3.1.2 below:

3.1.1  As cash plus interest: interest shall be credited annually, calculated on the basis of the balance in the Account on December 31 at a rate based upon the prior year’s December average annual yield for Long-Term Government bonds (10-20 years) as published by an official agency to be determined by the Chief Financial Officer of the Company and utilized on a consistent year-to-year basis; or

3.1.2  As Units based on the value of shares of the Stock: the number of Units credited from time to time to each Account shall be:

3.1.2.1  With respect to Compensation deferred: The number obtained by dividing the amount of Compensation which would have been paid on the Payment Date by the mean of the high and low prices for such Stock on the principal exchange or market on which the Stock is traded (the “Stock Price”) on the last business day of the calendar quarter in which such Payment Date occurred;

3.1.2.2  With respect to cash dividends (which shall be distributed when the shares of Stock underlying the respective Units are distributed): The number obtained by multiplying the number of Units in the Account by any cash dividends declared by the Company on the Stock and dividing the product by the Stock Price on the related dividend record date to derive at the incremental shares to be credited to the Account; and

3.1.2.3  With respect to stock dividends (which shall be distributed when the shares of Stock underlying the respective Units are distributed): The number obtained by multiplying the number of Units in the Account by the stock dividend declared.

4.0  Payment of Deferred Amounts

4.1  All amounts credited to a Directors Account shall be paid to the Director in shares of common stock or cash, as set forth below:

4.1.1  In a lump sum cash payment on a date specified by the Director pursuant to the Director’s election (the “Commencement Date”), and in an amount equal to the value of the cash then credited to the Director’s Account pursuant to Section 3.1.1, and/or

4.1.2  In quarterly or annual cash installments over such period not in excess of five (5) years and commencing on the Commencement Date or at such time as noted in the Director’s election, each installment being equal to the value of the cash then credited to the Account pursuant to Section 3.1.1 divided by the number of installments remaining to be paid; and/or

4.1.3  In a distribution on the Commencement Date noted in the director’s election of a number of whole shares of Common Stock equal to the number of Units then credited to the Director’s Account. Any fractional shares and any Compensation earned in the calendar quarter in which such distribution occurs shall be paid in cash.

4.2  In the event of a Director or former Director’s death, all amounts credited to a Director’s Account as of the date of death shall be paid promptly in a lump sum to the Director’s legal representative under the Director’s will or the laws of descent and distribution.

4.3  In the event of a Director’s disability (as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder), the Commencement Date elected by the Director shall be changed to the date of determination of disability.

4.4  In the event of a Change in Control, the Commencement Date elected by the Director shall be changed to the date of such Change in Control. A “Change in Control” shall be deemed to have occurred if any one or more of the events described in subsections 4.4.1, 4.4.2, or 4.4.3 below occurs.

4.4.1  Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including any group of persons with which any person or its affiliates or associates, as such terms are defined in Rule 12b-2 under the Exchange Act has any agreement, arrangement or understanding, oral or written, regarding the acquiring, holding, voting or disposing of any of the Corporation’s securities, but excluding a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation) (i) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty one percent (51%) or more of the combined voting power of the Corporation’s then outstanding securities (hereinafter referred to as an “Acquiring Person”); or

4.4.2  In any one (1)-year period persons being a majority of the Board shall cease to be so unless the nomination of the new directors during such period was approved by at least a majority of the directors then still in office who were directors at the beginning of the period; or

4.4.3  A consolidation or merger or “Business Combination,” as that term is defined as of the effective date of this Plan in Section 203(c)(3) of The General Corporation Law of Delaware, of the Corporation shall occur (with the term “interested shareholder” as used in that Section being deemed to refer to an Acquiring Person) in which the Corporation is not the surviving Corporation and pursuant to which the Corporation’s Shares are converted to cash, securities or other property, but not a consolidation or merger or Business Combination where at least fifty-one percent (51%) shareholders of the Corporation prior to the Business Combination have a direct or indirect ownership interest in the acquiring or successor business entity after the consolidation or merger or Business Combination.

5.0  Shares Subject to Plan

5.1  Subject to adjustment as provided in Section 5.2, a total of 100,000 shares of Stock shall be authorized for issuance under the Plan. Any shares of Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

5.2  In the event of any change in corporate capitalization, such as a stock dividend, stock split or reverse stock split, or an extraordinary corporate transaction, such as a merger, reorganization, consolidation, recapitalization, spin-off, separation or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company, the Committee shall make such substitution or adjustments to reflect such change or transaction in (i) the aggregate number and kind of shares reserved for issuance under the Plan, and/or

(ii) the number and kind of shares subject to other outstanding Units granted under the Plan, and/or otherwise make such adjustments or changes as is equitable, in each case, as it may determine to be appropriate in its sole discretion.

6.0  Non-Assignment

No right to receive payments under this Plan shall be transferable or assignable by a Director except by will or in accordance with the laws of descent and distribution.

7.0  Change in Tax Law

The Plan is intended to be treated as an unfunded deferred compensation plan under the Code and is intended to comply in form and operation with the requirements of Code Section 409A. It is the intention of the Company that the amounts deferred pursuant to this Plan shall not be included in the gross income of the Directors until such time as the deferred amounts are distributed from the Plan. If, at any time, it is determined or claimed by the Internal Revenue Service (“Service”) that amounts deferred in earlier calendar years have become currently taxable to the Directors, the Board may, in its discretion, terminate the Plan and distribute amounts credited to the Directors and their beneficiaries. Such determination shall be based on a ruling or publicly available pronouncement from the Service, or on the position taken by the Service in audit, or a written opinion from tax counsel.

8.0  Governing Law

The validity and construction of the Plan and the instruments evidencing the Directors’ Accounts and Units granted hereunder shall be governed by the substantive laws of the State of Delaware.

9.0  Effective Date and Termination

This Plan shall be effective with respect to any Compensation earned by a Director on and after January 1, 2007 and may be amended or terminated at any time by resolution of the Board, but no amendment or termination shall adversely affect amounts previously credited to a Director’s Account without such Director’s written consent.

PROXY	PROXY
Solicited by the Board of Directors
Fuel Tech, Inc.
Annual Meeting of Stockholders — May 23, 2007
          The undersigned hereby appoints Ralph E. Bailey, John F. Norris Jr., or Charles W. Grinnell, each acting singly, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Fuel Tech, Inc. (“Fuel Tech”) which the undersigned may be entitled to vote at the annual meeting of stockholders of Fuel Tech to be held at the Donald E. Stephens Convention Center, 5555 North River Road, Rosemont, Illinois 60018, at 10:00 a.m. on Wednesday, May 23, 2007, and at any adjournments or postponements of the meeting, for the approval of the agenda items set forth below and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the notice of meeting and accompanying proxy statement. The Board of Directors recommends a vote for election as director of each of the nominees and for approval of each other agenda item, and, if no direction is given, this proxy will be voted for all nominees and for such other items.
IMPORTANT — TO BE SIGNED AND DATED ON THE REVERSE SIDE
. Fold and Detach Here.

1.     To approve the election as directors of Douglas G. Bailey, Ralph E. Bailey, Miguel Espinosa, Charles W. Grinnell, Thomas L. Jones, Samer S. Khanachet, John D. Morrow, John F. Norris, Jr. and Thomas S. Shaw, Jr..

FOR all nominees	WITHHOLD
listed above (except	AUTHORITY
as marked to the	to vote for all
contrary)	nominees listed above
(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2.     To ratify the appointment of Grant Thornton LLP as Fuel Tech’s independent registered public accounting firm for the year 2007.

FOR          AGAINST          ABSTAIN

3.     To approve of the adoption of Fuel Tech’s Deferred Compensation Plan for Directors.

FOR          AGAINST          ABSTAIN

Dated	, 2007

(Signature of Stockholder)
Please sign exactly as name appears.
If acting as attorney, executor, trustee or in other
representative capacity, insert name and title.